UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2005

STRATAGENE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50786	33-0683641
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

11011 North Torrey Pines Road, La Jolla, California	92037
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 535-5400

(Former Name or Former Address, if Changed Since Last Report.)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT 16.1

     This Current Report on Form 8-K is filed by Stratagene Corporation, a Delaware corporation (the “Company”), in connection with the matters described herein.

Item 4.01 Changes in Registrant’s Certifying Accountant.

     On April 15, 2005 the Company dismissed Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered accounting firm. The Audit Committee of the Company’s Board of Directors unanimously approved such change.

     The Company appointed Mayer Hoffman McCann P.C. (“Mayer Hoffman McCann”) as its new independent registered accounting firm, to perform auditing services beginning with the first quarter ended March 31, 2005.

     The reports of Deloitte on the Company’s financial statements for the fiscal years ended December 31, 2004 and 2003 did not contain any adverse opinion or disclaimer of opinion, and were not otherwise qualified or modified as to uncertainty, audit scope or accounting principles.

     During the Company’s two most recent fiscal years and through April 15, 2005, there have been no disagreements between the Company and Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Deloitte would have caused them to make reference to the subject matter of such disagreements in their reports on the financial statements for such years. Deloitte has not been requested to perform any procedures related to the financial statements of the Company for the first quarter ended March 31, 2005.

     During the Company’s two most recent fiscal years and through April 15, 2005, there were no “reportable events” as such term is described in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended, except as described below. In connection with its audits of the Company’s fiscal 2002, 2003 and 2004 financial statements, Deloitte identified the absence of qualified senior accounting personnel within the Company’s finance department during parts of 2002, 2003 and 2004 as a reportable condition pursuant to standards established by the American Institute of Certified Public Accountants. A “reportable condition” is a significant deficiency in the design or operation of internal control that could adversely affect an entity’s ability to record, process, summarize and report financial data consistent with the assertions of management in the financial statements. Deloitte indicated that this lack of qualified senior staffing in the Company’s finance department resulted in a diminished ability to record, process, summarize and report financial data on a timely and accurate basis. Accordingly, Deloitte recommended that the Company hire qualified senior accounting personnel, including a chief financial officer and a director of finance, to ensure that accounting information and records are prepared and reviewed in a timely manner.

     In connection with the closing of the merger transaction with Hycor Biomedical Inc. (“Hycor”) in June 2004, Reginald P. Jones, the former chief financial officer of Hycor, became the chief financial officer of the Company. In addition, in May 2004 the Company hired a new director of finance. As a result of the hiring of Reginald P. Jones as the Company’s new chief financial officer in connection with the closing of the merger and the other additions made to the Company’s finance department in 2004, the Company is confident that it has taken the appropriate steps to remedy the reportable condition described above.

     The Company has provided to Deloitte a copy of the disclosures made in this Form 8-K prior to the filing of this Form 8-K with the Securities and Exchange Commission and has requested that Deloitte furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated April 18, 2005, is filed as Exhibit 16.1 to this Form 8-K.

     The Company engaged Mayer Hoffman McCann as its new independent registered accounting firm effective April 15, 2005. During the two most recent fiscal years and through April 15, 2005, neither the Company nor anyone acting on its behalf has consulted with Mayer Hoffman McCann regarding (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements or (2) any matter that was either the subject of a disagreement (as such term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to that Item) or a reportable event (as such term is defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statements and Exhibits

     (c) Exhibits

16.1	Letter from Deloitte & Touche LLP, dated April 18, 2005, relating to the statements made in this Form 8-K.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 20, 2005	STRATAGENE CORPORATION
	By:	/s/ Reginald P. Jones
		Name:	Reginald P. Jones
		Title:	Senior Vice President and Chief Financial Officer